Exhibit 10.5e

FORM OF ALLIANT ENERGY CORPORATION

PERFORMANCE RESTRICTED AWARD AGREEMENT

THIS PERFORMANCE RESTRICTED AWARD AGREEMENT (the “Agreement”) is made and entered into as of this      day of             , 20     (the “Award Date”) by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [Employee], a key employee of the Company (“Employee”), pursuant to the terms and conditions of the Alliant Energy Corporation Director Long Term Incentive Plan (the “Plan”) effective as of January 1, 2012.

R E C I T A L S

WHEREAS, the Employee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company or its Affiliates; and

WHEREAS, the Company desires the Employee to remain as an employee of the Company or its Affiliates and wishes to provide the Employee with the opportunity to secure or increase his or her compensation in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.	Award. Subject to the terms of this Agreement and the Plan, the Employee is hereby granted an Award with a target value equal to $ (the “Targeted Amount”).

2.	Performance Period. The “Performance Period” is the period beginning on , 20 , and ending on , 20 .

3.	Payment of Awards. The Award shall be paid in cash in an amount determined in accordance with Exhibit 1 as soon as practicable after the end of the Performance Period, subject to the Total Compensation Committee of the Company (the “Committee”) certifying in writing as to the satisfaction of the requisite Performance Goals outlined in Exhibit 1; provided, however, the payment is made not later than 75 days following the Performance Period.

4.

Retirement, Disability, or Death During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of the Employee’s Retirement, Disability, or death, the Employee shall be entitled to the full value of the Award earned, determined at the end of the Performance Period so long as the termination event occurs after the end of the first performance year of the Performance Period and the Performance Goals are met. If the termination event occurs during the first year of the Performance Period, the Employee will be entitled to a prorated value of the award, earned in accordance with Exhibit 1, determined at the end of the Performance Period and only if the Performance Goals are met, based on the ratio of the number of months the Employee was employed during the Performance Period divided by twelve.

5.	Involuntary Termination Without Cause During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period because of Involuntary Termination without Cause, the Employee shall be entitled to the prorated value of the Award, determined at the end of the Performance Period, and based on the ratio of the number of months the Employee was employed during the Performance Period to the total number of months in the Performance Period.

6.	Other Terminations of Employment During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period for any reason other than the Employee’s Retirement, Disability, Involuntary Termination without Cause, or death, the Award made under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may determine that the Employee will be entitled to receive a pro rata or other portion of the Award if the Performance Goals are met.

7.	Change in Control. If a Change in Control occurs during the Performance Period and at least 180 days after the Award Date, and the Employee’s termination does not occur before the Change in Control date, then the Employee shall earn the Award that would have been earned by the Employee in accordance with Exhibit 1 as if the Targeted Value Payout is 100% as set forth in Exhibit 1 for the Performance Period, but prorated based on the ratio of the number of months the Employee is employed during the Performance Period through the date of the Change in Control, to the total number of months in the Performance Period.

8.	Definitions. The following sets forth definitions of certain terms used in this Agreement:

(a)	Cause. The term “Cause” means, but is not limited to, (1) embezzlement of funds of the Company or an Affiliate, (2) fraud, (3) the engaging by the Employee in conduct not taken in good faith which has caused demonstrable financial or reputational harm to the Company, (4) commission of a felony which impairs the Employee’s ability to perform the Employee’s duties and responsibilities and (5) continuing willful and unreasonable refusal by the Employee to perform Employee’s duties or responsibilities. The Committee, by a majority vote, shall make the determination of whether Cause exists.

(b)	Change in Control. The term “Change in Control” means the occurrence of any one of the events set forth in the following paragraphs, and such an event is a change in ownership of effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5):

(1)	any Person (other than (A) the Company or any subsidiary of the Company (each a “Subsidiary”), (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Award Date, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Subsection 8(b)(1), any acquisition pursuant to a transaction described in Subsection 8(b)(3) and that is not a “Change in Control of the Company” pursuant to such Subsection shall also not constitute a “Change in Control of the Company” for purposes of this Subsection 8(b); or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the Award Date, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Award Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); or

(3)

the Company after the Award Date, consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Award Date, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(4)	the shareowners of the Company approve, and the Company completes, a plan of complete liquidation or dissolution of the Company, or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the shares of Common Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(c)	Disability. “Disability” shall have the meaning provided in the Alliant Energy Cash Balance Plan.

(d)	Involuntary Termination without Cause. “Involuntary Termination without Cause” shall mean that an Employee has been notified in writing that his or her position is being eliminated or significantly altered as a result of a substantial diminishment of responsibility or salary or as a result of a structured job elimination program implemented by management of the Company.

(e)	Retirement. Retirement” of the Employee shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 and the Employee’s age, in whole years, added to the number of whole years of the Employee’s continuous employment with the Company total 65 or greater.

(f)	Other. Capitalized terms not defined herein shall have the definition assigned to them in the Plan.

9.	Tax Withholding. The Company may deduct and withhold from any cash payable to the Employee, pursuant to the Award or otherwise, such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

10.	Designation of Beneficiary.

(a)	The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Employee in accordance herewith (the person who is the Employee’s beneficiary at the time of his or her death is herein referred to as the “Beneficiary”) shall be entitled to payouts hereunder, to the extent they are made, after the death of the Employee. The Employee may from time to time revoke or change his or her beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

(b)	If no such Beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the Award or any payout thereunder, the Company may refuse to settle such matter until the Committee determines the person entitled to the Award or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

11.	Status of Employee. Neither the Plan nor the Award shall confer upon the Employee any right to continue as an employee of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment or directorship of the Employee at any time.

12.

Powers of the Company Not Affected. The existence of the Award shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

13.	Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, his or her legal heirs, legatees and representatives. Except for the designation of a beneficiary as provided herein, this Agreement may not be assigned or pledged by the Employee in any way, and any attempted assignment or pledge shall be null and void and of no legal effect.

14.	Interpretation by the Committee. As a condition of the granting of the Award, the Employee agrees, for himself or herself and for his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

15.	Miscellaneous.

(a)	This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)	This Agreement is subject in all respects to the terms and conditions of the Plan.

(c)	This Agreement may not be amended or modified except by the written consent of the parties hereto. Notwithstanding the foregoing, the Committee need not obtain Employee (or other interested party) consent for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment for the Company of any Award; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Employee.

(d)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.

ALLIANT ENERGY CORPORATION (the “Company”)

By:

Its:

EMPLOYEE:

I understand that I have the right to name one or more primary beneficiaries and one or more contingent beneficiaries to receive benefits in the event that my primary beneficiaries die.

I hereby make the following beneficiary designations:

Primary Beneficiary:	Contingent Beneficiary:

Name:

Address:

Relationship:

(attach a piece of paper with the appropriate information for any multiple beneficiaries, including the manner of splitting the benefit between beneficiaries of the same class; if not provided otherwise, all sums payable to more than one beneficiary of the same class shall be paid equally to those beneficiaries living at the time of your death)

EXHIBIT 1

PERFORMANCE RESTRICTED AWARD GOALS

1.	Purpose: The purpose of this Exhibit 1 is to set forth the Performance Goal or Goals that will be applied to determine the amount of the award to be made under the terms of the attached Performance Restricted Award Agreement (the “Agreement”). This Exhibit 1 is incorporated into and forms a part of the Agreement.

[Employee]	20

Fair Market Value as of , 20	$

Date of Award	/ /

Performance Restricted Award Target	[Number]

2.	Performance Goals: Each performance unit award will be based on the Company’s Total Shareholder Return (TSR) performance (which represents stock price appreciation plus dividends reinvested) based on the three-year average relative to an investor-owned utility peer group. The peer group is defined as companies that comprise the [peer group].

3.	Amount of Award: Actual awards will be based on company performance as specified above, and can range from 0 to 200 percent of the target value. The amount distributable to the Employee shall be determined in accordance with the following schedule:

3-yr Total Shareholder Return – Percentile Relative to Peer Group*	% of Target Value Paid Out
percentile or greater		%
Percentile		%
Percentile		%
Percentile		%
Percentile		%
Percentile		%
Percentile		%
Below Percentile	0%

*	Peer Group consists of the [peer group].

4.	Award payout: Subject to the terms of the Plan, Awards will be paid in cash as soon as practicable at the end of each performance cycle, but not later than seventy-five days following the end of the performance cycle.